As Filed With the Securities and Exchange Commission on February 22, 2007
                                                     Registration No. 333-140445

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 Amendment No. 1

                             Registration Statement
                        Under the Securities Act of 1933

                             Sawadee Ventures, Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 1000                             20-5619324
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

      #208-828 Harbourside Drive
 North Vancouver, B.C.  Canada  V7P 3R9     (604) 904-8481        (604) 904-9431
(Address of principal Executive Offices)  (Telephone Number)       (Fax Number)

      Michael M. Kessler, Esq.
3436 American River Drive, Suite 11
       Sacramento, CA  95864                (916) 239-4000        (916) 239-4008
(Name and Address of Agent for Service)   (Telephone Number)       (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)         Fee (1)
--------------------------------------------------------------------------------
Common Stock        18,000,000          $0.002         $36,000          $3.85
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.001 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                              SAWADEE VENTURES, INC.
                                18,000,000 SHARES
                                 $.002 PER SHARE

This is the initial offering of common stock of Sawadee Ventures, Inc. and no public market currently exists for the securities being offered. Sawadee Ventures, Inc. is offering for sale a total of 18,000,000 shares. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.002 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Sawadee Ventures, Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Sawadee Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.002           $36,000            $0             $36,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    7
FORWARD LOOKING STATEMENTS                                                 10
USE OF PROCEEDS                                                            10
DETERMINATION OF OFFERING PRICE                                            11
DILUTION                                                                   11
PLAN OF DISTRIBUTION                                                       12
     Offering will be Sold by Our Officer and Director                     12
     Terms of the Offering                                                 13
     Deposit of Offering Proceeds                                          13
     Procedures for and Requirements for Subscribing                       13
LEGAL PROCEEDINGS                                                          14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             15
DESCRIPTION OF SECURITIES                                                  16
INTEREST OF NAMED EXPERTS AND COUNSEL                                      16
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES                                                            17
ORGANIZATION WITHIN LAST FIVE YEARS                                        17
DESCRIPTION OF OUR BUSINESS                                                17
     Glossary                                                              18
     General Information                                                   20
     Competition                                                           26
     Compliance with Government Regulation                                 27
     Patents and Trademarks                                                28
     Need for Any government Approval of Principal Products                28
     Research and Development Activities                                   28
     Employees and Employment Agreements                                   28
     Reports to Security Holders                                           28
PLAN OF OPERATION                                                          28
DESCRIPTION OF PROPERTY                                                    33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   34
EXECUTIVE COMPENSATION                                                     36
FINANCIAL STATEMENTS                                                       37
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                37

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Sawadee" and "Sawadee Ventures" are to Sawadee Ventures, Inc.

Sawadee Ventures, Inc. (the "Company") was incorporated in the State of Nevada on September 26, 2006 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and a limited operating history. The principal executive offices are located at #208-828 Harbourside Drive, North Vancouver, B.C. Canada V7P 3R9. The telephone number is (604)904-8481.

We received our initial funding of $18,000 through the sale of common stock to our officer and director who purchased 18,000,000 shares of our common stock at $0.001 per share on September 26, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (September 26, 2006) through the year ended December 31, 2006 report no revenues and a net loss of $7,165. Our independent auditor has issued an audit opinion for Sawadee Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have engaged the services of a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property is without known reserves and there is the possibility that the Lavington mineral property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered    18,000,000 shares

Price per Shares            $0.002

Offering Period             The shares are offered for a period not to exceed
                            180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                $36,000 (Total Offering Proceeds)

Securities Issued
and Outstanding             18,000,000 shares of common stock were issued and
                            outstanding as of the date of this prospectus.

Registration costs          We estimate our total offering registration costs to
                            be $6,000.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Lavington mineral property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on September 26, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim through a option agreement with Cazador Resources, Ltd. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Lavington mineral property and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR SAWADEE VENTURES WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on the Lavington mineral property, and therefore we will need the funds from this offering to complete our business plan. As of December 31, 2006, we had cash in the amount of $14,000. We currently do not have any operations and we have no income.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver, copper or other minerals. We have a geological report detailing previous exploration in the area which included the property being prospected, sampled, staked and limited diamond drilling. However; there is the possibility that the previous work was not carried out properly and the Lavington property does not contain any reserves, resulting in any funds spent by us on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE MINERAL PROPERTY, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the Lavington mineral property, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE LOSS OF THE SERVICES OF DOUGLAS E. FORD COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

     Our performance is substantially dependent upon the professional expertise of our officer Douglas E. Ford. The loss of his services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

BECAUSE OUR CURRENT OFFICER HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Douglas E. Ford currently devotes approximately 5 hours per week providing management services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Douglas E. Ford, our officer and director, who will receive no commissions. He plans to offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sawadee Ventures, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (18,000,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.002 per Share) of $.001 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.001 per share, reflecting an immediate reduction in the $.002 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $6,000 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. FORD, THE DIRECTOR AND OFFICER OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 50% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of Mr. Ford's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell his shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

MR. FORD WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company Mr. Ford, will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be approximately $36,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the
Offering:

     Total Proceeds to the Company              $36,000
     Net Proceeds to the Company                $36,000

     Phase 1 Exploration Program                 20,000
     Property Option Payments                     9,000
     Administration and Office Expense            3,000
     Legal and Accounting                         3,000
     Working Capital                              1,000
                                                -------

     Total Use of Net Proceeds                  $36,000
                                                =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Ford, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2006, the net tangible book value of our shares was $10,835 or $.001 per share, based upon 18,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $36,000, the net tangible book value of the 18,000,000 shares to be outstanding will be $46,835 or approximately $.001 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (18,000,000 shares) will be increased by $.001 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.002 per share) of $.001 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.001 per share, reflecting an immediate reduction in the $.002 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 50% of the total number of shares then outstanding, for which he will have made an investment of $18,000, or $.001 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $36,000, or $.002 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .002
     Net Tangible Book Value Prior to this Offering       $ .001
     Net Tangible Book Value After Offering               $ .001
     Immediate Dilution per Share to New Investors        $ .001

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder         $ .001      18,000,000         50%          $18,000

     Investors in
     This Offering       $ .002      18,000,000         50%          $36,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Douglas E. Ford will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Ford will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Mr. Ford is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. He will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. He is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. He meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.002 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $36,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Sawadee Ventures, Inc.

                                LEGAL PROCEEDINGS

Sawadee Ventures is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Sawadee Ventures, Inc., whose one year terms will expire 10/01/07, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address               Age   Position    Date First Elected  Term Expires
--------------               ---   --------    ------------------  ------------
Douglas E. Ford               43    President,       9/26/06          10/01/07
#208-828 Harbourside Dr             Treasurer,
North Vancouver, BC                 CFO, CEO &
Canada V7P 3R9                      Director

The foregoing person is a promoter of Sawadee Ventures, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successor has been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Ford currently devotes 5 hours per week to company matters. Mr. Ford intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUME

DOUGLAS E. FORD

Mr. Ford, since 1987, has acted as the General Manager of Dockside Capital Group Inc., a private merchant banking and venture capital firm specializing in providing services to, and arranging funding for, emerging growth companies. From October 1998 through September 2000, Mr. Ford acted as Vice-President, Operations of Bugaboos Eyewear Corporation, a distributor of sport-specific eyewear in North America. He has experience in business operations and in turnaround situations. Mr. Ford obtained a BA in Political Science from the University of British Columbia in 1986. Mr. Ford owns 18,000,000 Common Shares, being 100% of the issued Common Shares of the Corporation. It is anticipated that Mr. Ford's involvement with the Corporation will be approximately 10% of his time, on average. Mr. Ford's responsibilities with the Corporation will be to act as the President and Chief Financial Officer and director of the Corporation and to oversee the day to day operations of the Corporation.

Mr. Ford also serves in the capacity noted with the reporting corporations listed below:

     Rockgate Capital Corp.       CFO & Director      Feb 2005 to present
     Valcent Products Inc.        Director            Mar 1996 to present
     Widescope Resources Inc.     Director            Sept 1992 to present

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Sawadee Ventures' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Douglas E. Ford               18,000,000    18,000,000       100%         50%
#208-828 Harbourside Drive
North Vancouver, BC
Canada V7P 3R9

All Officers and
Directors as a Group          18,000,000    18,000,000       100%         50%

----------
(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended December 31, 2006 included in this prospectus have been audited by Moore & Associates, 2675 S. Jones Blvd, Suite 109, Las Vegas, NV 89146. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler, 3436 American River Drive, Suite 11, Sacramento, California 95864, Telephone (916) 239-4000, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Adam Travis, B.Sc. of 5093 Cousins Place, Peachland, B.C. has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Sawadee Ventures, Inc. was incorporated in Nevada on September 26, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Douglas E. Ford was named Director, President, Secretary and Treasurer of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $18,000 through the sale of common stock to Mr. Ford who purchased 18,000,000 shares of our Common Stock at $0.001 per share.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for Sawadee Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.1 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver, copper and other minerals. The Lavington mineral property, the only claim currently in the company's portfolio, consists of three new MTO (Mineral Titles Online) claims, which cover an area approximately 1.5 miles x 1.5 miles totaling 1836 acres. There is the possibility that the property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

                            GLOSSARY OF MINING TERMS

"Adit"                  An opening driven horizontally into the side of a
                        mountain or hill for providing access to a mineral
                        deposit.
"Andesite"              Andesite is an igneous, volcanic rock, of intermediate
                        composition, with aphanitic to porphyritic texture. Its
                        mineral assembly is usually quartz and plagioclase.
"Anomalous"             A departure from the norm which may indicate the
                        presence of mineralization
"Argillic-altered"      Pertaining to clay or clay minerals; e.g., argillic
                        alteration in which certain minerals of a rock are
                        converted to minerals of the clay group.
"Basalt"                An extrusive volcanic rock
"BCDM"                  British Columbia Department of Mines
"Biotite"               Biotite is a sheet silicate. Iron magnesium aluminum
                        silicate forms sheets, and weakly bond together by
                        potassium ions. It is sometimes called "iron mica".
"Breccia"               A rock in which angular fragments are surrounded by a
                        mass of fine-grained minerals
"Chalcopyrite"          A sulphide mineral of copper and iron; the most
                        important ore mineral in copper
"Chert"                 A variety of silica that contains microcrystalline
                        quartz
"Clast or Clastic"      Clastic rocks refers to rocks formed from fragments of
                        pre-existing rock.
"Copper" or "Cu"        A reddish or salmon-pink isometric mineral, the native
                        metallic element of copper. It is ductile and malleable,
                        a good conductor of heat and electricity, usually dull
                        and tarnished
"Diamond drill"         A rotary type of rock drill that cuts a core of rock
                        that is recovered in long cylindrical sections
"Fault"                 A fracture dividing a rock into two sections that have
                        visibly moved relative to each other
"Feldspar"              Silicate minerals which occur in igneous rocks -
                        plagioclase contains calcium and sodium
"Flows"                 Volcanic rock formed from lava that flowed out onto the
                        earth's surface
"Geological mapping"    The process of observing and measuring geological
                        features in a given area and plotting these features, to
                        scale, onto a map
"Geophysical survey"    A method of exploration that measures the physical
                        properties of rock formations including magnetism,
                        specific gravity, electrical conductivity and resistance
"Gold" or "Au"          A heavy, soft, yellow, ductile, malleable, metallic
                        element. Gold is a critical element in computer and communications technologies

"Greenstone"            Greenstone, also known as greenschist, is a non layered
                        metamorphic rock derived from basalt, gabbro or similar
                        rocks containing sodium-rich plagioclase feldspar,
                        chlorite and quartz.
"Limestone"             A sedimentary rock composed primarily of calcium
                        carbonate
"Massive sulphide
mineralization"         Mineralization that contains a variety of different
                        sulphide minerals - usually includes - sphalerite,
                        chalcopyrite, pyrite and pyrrhotite.
"Metamorphic"           A rock that has undergone chemical or structural changes
                        (heat, pressure, or a chemical reaction) that causes
                        changes to its original state - High-grade metamorphic
                        is a large amount of change
"Mineral claim"         A portion of land held either by a prospector or a
                        mining company, in British Columbia each claim is 500m x
                        500m (1,640 ft2)
"Molybdemum"            A transition metal. The pure metal is silvery white in
                        color, fairly soft, and has one of the highest melting
                        points of all pure elements. In small quantities,
                        molybdenum is effective at hardening steel.
"Ore"                   A mixture of mineralized rock from which at least one of
                        the metals can be extracted at a profit
"Porphyrytic"           Porphyry is a very hard igneous rock consisting of
                        large-grained crystals, such as feldspar or quartz,
                        dispersed in a fine-grained feldspathic matrix or
                        groundmass.
"Precious metal"        Any of several metals, including gold and platinum, that
                        have high economic value - metals that are often used to
                        make coins or jewelry
"Pyrite"                A yellow iron sulphide mineral - sometimes referred to
                        as "fools gold"
"Pyrrhotite"            A bronze colored, magnetic iron sulphide mineral
"Quartz"                Common rock forming mineral consisting of silicon and
                        oxygen
"Sedimentary rocks"     Secondary rocks formed from material derived from other
                        rocks and laid down underwater.
"Silicified"            Combined or impregnated with silicon or silica.
"Silver" or "Ag"        A white metallic element that is ductile, very malleable
                        and capable of a high polish. This precious metal has
                        major industrial applications in photography, x-rays,
                        electronics and electrical contacts, batteries, brazing
                        alloys, catalysts, mirrors, jewelry and sterlingware
"Soil sampling"         The collecting of samples of soil, usually 2 pounds per
                        sample, from soil thought to be covering mineralized
                        rock. The samples are submitted to a laboratory that
                        will analyze them for mineral content
"Sphalerite"            A zinc sulphide mineral; the most common ore mineral of
                        zinc "Stringer" An irregular filament or a narrow vein
                        of one or more minerals traversing a rock mass.
"Trachyandesite"        An extrusive igneous rock. It has little or no free
                        quartz, but is dominated by alkali feldspar and sodic
                        plagioclase.
"Trenching"             The digging of long, narrow excavation through soil, or
                        rock, to expose mineralization
"Tuff"                  Rock composed of fine volcanic ash
"Vein"                  A crack in the rock that has been filled by minerals
                        that have traveled upwards from a deeper source
"Volcanic rocks"        Igneous rocks formed from magma that has flowed out or
                        has been violently ejected from a volcano
"Zinc" or "Zn"          A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Lavington mineral claims, consisting of three new MTO (Mineral Titles Online) claims, which cover an area approximately 1.5 miles x 1.5 miles totaling 1836 acres. They were a re-stake of claims previously acquired by Adam Travis in 2005 and are owned 100% by Cazador Resources, a private company controlled by Adam Travis. On December 31, 2006 Sawadee Ventures entered into a Mineral Property Purchase Agreement with Cazador Resources Ltd. which grants to Sawadee Ventures the sole and exclusive right, privilege and option to explore the Lavington claims. The property is located 10 kilometres east of the community of Vernon located on the major north-south highway 97 in the central Okanagan area of British Columbia. Within the Lavington property elevations range from 950 metres in the main valley bottom in the eastern portion of the claims to over 1300 metres in the central portion of the claims.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. The Lavington property was first staked in 1988 in follow-up to a regional heavy mineral sampling program and the claims were subsequently optioned to BP Resources. In 1989 a program of gridding, soil sampling and reconnaissance geological mapping was completed. Diamond drilling was then completed during 1989-90 to test the anomalous area for the possibility of a large, low-grade deposit. Although follow-up work was recommended, BP relinquished the option on the claims following the 1990 drill program, and the claims were subsequently allowed to lapse. In 1999 two post claims were staked over the area and several days of prospecting and sampling were completed. A few other people have acquired claims in the area but the last recorded work in the area was reported in 1999.

It is expected that the initial exploration phase will be supported by generators, however; hydro electrical power lines are located in the area. Water required for exploration and development of the claim is available from the major river drainages that flow year round as well as many subsidiary creeks.

The initial phase of exploration will consist of check and infill soil and rock sampling along with some initial geophysical test surveys, data evaluation and reporting. We plan to commence the phase one exploration program on the claim in spring 2007. The program should take approximately two and a half months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program which will take approximately three months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in late fall 2007. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

The discussions contained herein are management's estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found in Phase 1.

ACQUISITION OF THE LAVINGTON MINERAL PROPERTY

CLAIM DETAILS

The Lavington property consists of 3 Mineral Title Online (M.T.O) claims (tabulated below) they were acquired by the author by M.T.O application on August 20, 2006 and are owned 100% by Cazador Resources a private company controlled by the author.

Tenure Number       Type          Claim Name        Good Until       Area (ha)
-------------       ----          ----------        ----------       ---------
   539661          Mineral        LAV GOLD 1         20070820         495.653
   539662          Mineral        LAV GOLD 2         20070820         123.939
   539663          Mineral        LAV GOLD 3         20070820         123.887
                                                    Total Area:       743.479 ha

CLAIM DETAILS

On December 31, 2006 Sawadee Ventures entered into a Mineral Property Purchase Agreement with Cazador Resources Ltd. which grants to Sawadee Ventures the sole and exclusive right, privilege and option to explore the Lavington mineral claims together with the sole and exclusive right, privilege and option to purchase the claims upon the following terms and conditions:

1. Sawadee will have the sole and exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims save and except for the obligation to pay a Royalty for 1.5% net smelter returns to Cazador Resources in the event the Property achieves commercial production.

2. In order to maintain the Option in good standing and exercise the Option in full the Purchaser shall, subject to regulatory approval:

     (a)  on the Effective Date, pay to the Seller the sum of $4,000.
     (b) on or before the first anniversary of the Effective Date, pay to the Seller the sum of $5,000.
     (c) pay to the Seller the additional sum of $6,000 no later than the second anniversary of the Effective Date.

3. For so long as the Option continues in full force and effect, Sawadee, its employees, agents, permitted assigns and independent contractors shall have the right to:

     (a)  enter upon the Claims;
     (b)  incur expenditures;
     (c) bring upon and erect upon the Claims such mining facilities as Sawadee may consider advisable; and
     (d) remove material from the Claims for testing purposes up to 2 tons for a bulk sample.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. For the Lavington mineral claim this would require $2,972 in exploration costs for year 1 through 3, and $5,944 per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM").

LOCATION, ACCESS, LOCAL RESOURCES & INFRASTRUCTURE

The Lavington showing is located 10 kilometres east of the community of Vernon located on the major north-south highway 97. There is excellent access to the claims via a network of secondary paved roads and gravel roads up the Coldstream Creek valley from Vernon. Access to the property is east from Vernon on Highway 6 to the Noble Canyon road at Lavington. The property is reached by following the Noble Canyon road north up the Coldstream Creek valley, taking the Becker Lake branch, for about 8 km. From here there is good access on various logging and powerline roads to most parts of the claim block.

                   [LAVINGTON PROPERTY LOCATION AND CLAIM MAP]



CLIMATE, TOPOGRAPHY AND PHYSIOGRAPHY

The Lavington property is situated in the central Okanagan area of British Columbia. The region has a relatively dry climate, and snow cover in winter is generally moderate. The climate in the area is semi arid with moderately warm summers and cold dry winters. Typical temperature ranges are from mid to upper 30's C in summer and -10 to -20 C in winter. Within the Lavington property elevations range from 950 metres in the main valley bottom in the eastern portion of the claims to over 1300 metres in the central portion of the claims. Slopes are generally moderate however small bluffs and steeper slopes do occur near the central portions of the claims. For the most part vegetation consists of jackpine forest, some of which has been infected with pine beetles.

HISTORY AND PREVIOUS WORK

The Lavington property was first staked in 1988 in follow-up to a regional heavy mineral sampling program and the claims were subsequently optioned to BP Resources. In 1989 a program of gridding, soil sampling and reconnaissance geological mapping was completed, with samples collected at 50 metre intervals on lines spaced 150 metres apart. A major Au (+ As, Sb, Ag, W, Cd, Zn, Pb. Fe, La, Mn, P) soil anomaly was identified. The grid was then extended to the west, and additional sampling done, which extended the anomaly to 2.5 km in strike length, with a width of 200 - 400 metres. Maximum gold values within the anomalous area were 750 ppb Au, with a threshold value of 9-15 ppb. A number of other smaller anomalous areas were also defined.

Diamond drilling was then completed during 1989-90 to test the anomalous area for the possibility of a large, low-grade deposit. Eight holes were completed (4 in one fence) for a total of 1008 metres. All drill core was reported in 1999 to be in excellent condition and is stored on the property.

Although follow-up work was recommended, BP relinquished the option on the claims following the 1990 drill program, and the claims were subsequently allowed to lapse.

In 1999 2 post claims were staked and recorded over the area and several days of prospecting and the collection of 10 rock samples were done. A few other people have acquired claims in the area but the last recorded work in the area was in 1999.

No work has been recorded in the area since 1999, however the geologist acquired previous claims in the area in 2005 under the new MTO system and later re-staked the current claims in 2006.

REGIONAL GEOLOGY

In this general area, east of the Okanagan Valley fault, Upper Triassic to Lower Jurassic Nicola Group sedimentary (uTrNsf) and volcanic rocks (uTrJN) unconformably overlie Devonian to Triassic sedimentary and volcanic rocks of the Harper Ranch Group (DTrHsf). These units are faulted over gneissic rocks (PtPzog) of unknown age and metasedimentary rocks (PtPzShm) of the Proterozoic Silver Creek Formation. Middle Jurassic (MJgd), Cretaceous-Tertiary (KTgr) and Eocene (Egr) granitic rocks cut all of the above rocks. Outliers of Eocene Kamloops Group volcanic and sedimentary rocks (Ekav,Epev) and Miocene- Pliocene flood basalts (MiPiCvb) cap the older units.

The Lavington claims are situated in a fault bounded block of Cache Creek Group argillite and volcanics, situated within a large expanse of Monashee Group gneiss. Major north to northwest trending faults mark the boundary between the Cache Creek Group and Monashee Group rocks.

                    [LAVINGTON PROPERTY REGIONAL GEOLOGY MAP]




West of the claims, metamorphic rocks of the Monashee Group outcrop. A north-northwest trending fault occurs just east of Becker Lake and separates the Monashee rocks from the younger Cache Creek Group rocks to the east. East of the fault, a thick sequence of well-bedded argillite of the Cache Creek Group occurs in the southern portion of the claim block. Quartz sweat type veining is common within the argillite.

The argillite is overlain, or perhaps intruded along the upper contact, by a bleached, well foliated, intensely altered zone of quartz-pyrite-sericite schist some 200-400 metres wide. The main gold + multi-element soil anomaly correlates strongly with this unit and drilling by BP showed elevated gold values within the sericite schist.

LOCAL AND PROPERTY MINERALIZATION

A 180-metre thick pyritic and sericitic schist carries low grade but persistent gold mineralization. Disseminated pyrite is accompanied by quartz, chlorite, tourmaline and mariposite. The schist is probably a felsic metavolcanic unit within the Nicola Group. The unit is gradational to the southwest with graphitic argillite and to the northeast with a quartz-feldspar porphyry. The schist contains gold values throughout and a 34-metre section analyzed 0.5 gram per ton gold.

Outcrop on the property are quite limited, particularly in areas underlain by the quartz-pyrite sericite schist and the argillite. The Lavington property exhibits many of the characteristics of a transitional porphyry-epithermal Au-Ag (+Cu, As, Sb) system as described by Panteleyev (1996). This type of deposit is typified by pyritic stockworks and veins in subvolcanic intrusive bodies, with stratabound to discordant massive pyritic replacements, veins, stockworks, disseminations and related hydrothermal breccias in the country rock. Mineralization occurs in the uppermost levels of intrusive systems, and commonly in coarse-grained quartz-phync intrusions. The ore mineralogy is principally pyrite (commonly auriferous), chalcopyriie, tetrahedrite and tennantite. Zonation with depth is common. Alteration mineralogy is dominantly pyrite, sericite and quartz, with a long list of subordinate alteration minerals including kaolinite, tounnaline, barite and chlorite. Controls of mineralization for this deposit type are primarily porous volcanic units, bedding plane contacts and unconformities. Secondary controls are structural features, such as fault zones.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of gold, silver, copper and other minerals. Therefore, we will likely be able to sell any gold, copper or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $3,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - crew & equipment)

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

NUMBER OF EMPLOYEES

We currently have one employee, which is our executive officer, Douglas E. Ford. Mr. Ford currently devotes 5 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and Mr. Ford.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $14,000. We believe our cash balance is sufficient to fund our limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from Mr. Ford, our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to Sawadee Ventures. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $18,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, silver copper and other minerals. There is the possibility that the Lavington mineral property does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the Lavington mineral property consisting of soil sampling and prospecting, geochemical analyses; data evaluation and reporting. In addition to the $20,000 we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, general administrative costs, and lease option payments. Total expenditures over the next 12 months are therefore expected to be $35,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

Lavington Property Cost Proposal

Phase 1                                              Cost
-------                                              ----
Soil sampling and prospecting (6 mandays)            4,500
Geochemical Analyses (100 soils, 50 rocks)           3,000
Geophysical Test Survey - (IP/Mag/VLF-EM)            9,500
Data evaluation and reporting                        2,000
Contingency                                          1,500
subtotal                                            20,000

Phase 2
-------
Geophysical Surveys (10 km IP-Mag-VLF)               15,000
Linecutting (10 km)                                  10,000
Diamond Drilling (1,000 feet @ $50/foot)             50,000
Drillcore sampling (250 samples @ $20/sample)         5,000
Geological supervision                               10,000
Data evaluation and reporting                         5,000
Contingency                                           5,000
subtotal                                            100,000

Grand Total                                         120,000

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the Lavington mineral property.

We plan to commence the phase one exploration program on the claim in fall 2007. The program should take approximately two and a half months to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds, of which there is no guarantee, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $100,000 and will take approximately three months to complete.

Subject to financing, we anticipate commencing the second phase of our exploration program in spring 2008. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent recommended drilling work on the claim. We cannot provide investors with any assurance that we will be able to raise sufficient funds to fund any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue or expand our operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed. To provide these funds we may consider a second public offering, a private placement of our securities or loans from our director or others.

Mr. Ford, our director, has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The Lavington mineral property, the only claim currently in the company's portfolio, consists of three new MTO (Mineral Titles Online) claims, which cover an area approximately 1.5 miles x 1.5 miles totaling 1836 acres. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $18,000 through the sale of common stock to Mr. Ford who purchased 18,000,000 shares of our Common Stock at $0.001 per share. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (September 26, 2006) through the year ended December 31, 2006 report no revenues and a net loss of $7,165.

SIGNIFICANT ACCOUNTING POLICIES

The Company's financial statements are prepared using the accrual method of accounting. The Company's year end is December 31, with its initial period being from September 26, 2006 to December 31, 2006.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has recorded a valuation allowance for the full potential tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from September 26, 2006 (Date of Inception) through December 31, 2006, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

MINERAL PROPERTY COSTS - The Company has been in the exploration stage since its inception on September 26, 2006 and has not yet realized any revenues from its planned operations, being the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144,

"Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

NEW ACCOUNTING PRONOUNCEMENTS - In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS ("SFAS No. 155"), which amends Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133") and Statement of Financial Accounting Standards No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES ("SFAS No. 140"). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. We do not expect the adoption of SFAS 155 to have a material impact on the company's financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS ("SFAS No. 156"), which amends FASB Statement No. 140 ("SFAS No. 140"). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year after September 15, 2006. The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, FAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on the Company's financial position, results of operations or cash flows.

                             DESCRIPTION OF PROPERTY

We currently utilize space at the premises of Douglas E. Ford, the officer and director of the company, on a rent-free basis. The premises are located at #208-828 Harbourside Drive, North Vancouver, B.C. Canada V7P 3R9. The facilities include an answering machine, a fax machine, computer and office equipment. We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Ford, the officer and a director of the corporation, on a rent-free basis.

Mr. Ford will not be paid for any underwriting services that he performs on our behalf with respect to this offering. Mr. Ford will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On September 26, 2006, a total of 18,000,000 shares of Common Stock were issued to Mr. Ford in exchange for $18,000 US, or $.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sawadee Ventures, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Sawadee had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The company has not yet retained a transfer agent.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Karl Ford.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
D. Ford          2006       -0-         -0-        -0-           -0-           -0-         -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

On September 26, 2006, a total of 18,000,000 shares of Common Stock were issued to Mr. Ford in exchange for cash in the amount of $18,000 U.S., or $.001 per share. The terms of this stock issuance was as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 18,000,000 shares were valued at par ($0.001) and purchased for $18,000 in cash.

Mr. Ford currently devotes approximately 5 hours per week to company matters. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Sawadee Ventures for the year ended December 31, 2006, and related notes, included in this prospectus have been audited by Moore & Associates, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sawadee Ventures Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Sawadee Ventures Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception September 26, 2006, through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sawadee Ventures Inc. as of December 31, 2006 and the results of its operations and its cash flows from inception September 26, 2006, through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's accumulated loss of $7,165 as of December 31, 2006 and commenced limited operations and sources of revenues raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
January 31, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                              SAWADEE VENTURES INC.
                        (An Exploration Stage Enterprise)
                                  Balance Sheet
                           (Expressed in U.S. Dollars)

                                                                 Audited as of
                                                               December 31, 2006
                                                               -----------------
                                   A S S E T S

CURRENT ASSETS
  Cash                                                              $ 14,000
                                                                    --------
      Total Current Assets                                            14,000
                                                                    --------

      Total  Assets                                                 $ 14,000
                                                                    ========

                             L I A B I L I T I E S

CURRENT LIABILITIES
  Accounts Payable and Accrued Liabilities                             3,165
                                                                    --------
      Total Current Liabilities                                        3,165
                                                                    --------

                      S T O C K H O L D E R S ' E Q U I T Y

Common Stock
  75,000,000 authorized shares, par value $0.001
  18,000,000 shares issued and outstanding                            18,000
Additional Paid-in-Capital                                                --
Deficit accumulated during exploration stage                          (7,165)
                                                                    --------
      Total Stockholders' Equity                                      10,835
                                                                    --------

      Total Liabilities and Stockholders' Equity                    $ 14,000
                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                              SAWADEE VENTURES INC.
                        (An Exploration Stage Enterprise)
                             Statement of Operations
                           (Expressed in U.S. Dollars)

                                                             Period from
                                                          September 26, 2006
                                                     (Date of inception) through
                                                          December 31, 2006
                                                          -----------------
REVENUES:
  Revenues                                                   $        --
                                                             -----------
      Total Revenues                                                  --

EXPENSES:
  Operating Expenses
    Impairment of mineral property                                 4,000
    General and Adminstrative                                        765
    Professional Fees                                              2,400
                                                             -----------
      Total Expenses                                               7,165
                                                             -----------

      Net loss from Operations                                    (7,165)

PROVISION FOR INCOME TAXES:
  Income Tax Benefit                                                  --
                                                             -----------
      Net Income (Loss) for the period                       $    (7,165)
                                                             ===========

Basic and Diluted Earnings Per Common Share                        (0.00)
                                                             -----------
Weighted Average number of Common Shares
 used in per share calculations                                5,752,577
                                                             ===========

   The accompanying notes are an integral part of these financial statements.

                              SAWADEE VENTURES INC.
                        (An Exploration Stage Enterprise)
                        Statement of Stockholders' Equity
     For the period from September 26, 2006 (inception) to December 31, 2006
                           (Expressed in U.S. Dollars)

                                                                    $0.001      Paid-In    Accumulated   Stockholders'
                                                     Shares        Par Value    Capital      Deficit        Equity
                                                     ------        ---------    -------      -------        ------
Balance, September 26, 2006 (Date of Inception)            --      $     --     $    --     $     --       $     --

Stock Issued for cash at $0.001 per share          18,000,000        18,000          --           --         18,000
 on December 1, 2006

Net Loss for the Period                                    --            --          --       (7,165)        (7,165)
                                                  -----------      --------     -------     --------       --------

Balance, December 31, 2006                         18,000,000      $ 18,000     $    --     $ (7,165)      $ 10,835
                                                  ===========      ========     =======     ========       ========

   The accompanying notes are an integral part of these financial statements.

                              SAWADEE VENTURES INC.
                        (An Exploration Stage Enterprise)
                             Statement of Cash Flows
                           (Expressed in U.S. Dollars)


                                                                Period from
                                                             September 26, 2006
                                                          (Date of inception) to
                                                             December 31, 2006
                                                             -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                       $ (7,165)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Impairment of mineral property                                 4,000
     Accounts Payable and Accrued Liabilities                       3,165
                                                                 --------
Net Cash Provided from Operating Activities                            --
                                                                 --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Mineral property option payment                                  (4,000)
                                                                 --------
Net Cash Used in Investing Activities                              (4,000)
                                                                 --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Common Stock issued for cash                                     18,000
                                                                 --------
Net Cash Provided from Financing Activities                        18,000
                                                                 --------

Net Increase in Cash                                               14,000
                                                                 --------

Cash Balance,  Begin Period                                            --
                                                                 --------

Cash Balance,  End Period                                        $ 14,000
                                                                 ========

   The accompanying notes are an integral part of these financial statements.

                              SAWADEE VENTURES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


1.  DESCRIPTION  OF  BUSINESS,  HISTORY  AND SUMMARY OF  SIGNIFICANT  ACCOUNTING
POLICIES

DESCRIPTION OF BUSINESS AND HISTORY - Sawadee Ventures Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "Sawadee Ventures") was incorporated in the State of Nevada on September 26, 2006. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. During the initial period ending December 31, 2006, the Company entered into an option agreement to acquire certain mineral claims located in British Columbia (refer to Note 3).

The Company's operations have been limited to general administrative operations, initial property staking and investigation, and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No. 7.

The Company will review and further develop the accounting policies as the business plan is implemented.

The Company is planning to file a form SB-2 Registration Statement in connection with a planned prospectus offering of up to 18,000,000 shares of the Company's common stock at a price of $0.002 per share for gross proceeds of $36,000.

MANAGEMENT OF COMPANY - The Company filed its articles of incorporation with the Nevada Secretary of State on September 26, 2006, indicating Sandra L. Miller on behalf of Resident Agents of Nevada, Inc. as the sole incorporator. The initial list of officers filed with the Nevada Secretary of State on November 3, 2006, indicates the sole director Douglas Ford as the President, Secretary, and Treasurer.

GOING CONCERN - The Company has incurred net losses of approximately $7,165 for the period from September 26, 2006 (Date of Inception) through December 31, 2006 and has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

YEAR END - The Company's year end is December 31, with its initial period being from September 26, 2006 to December 31, 2006.

                              SAWADEE VENTURES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has recorded a valuation allowance for the full potential tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from September 26, 2006 (Date of Inception) through December 31, 2006, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

                              SAWADEE VENTURES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

MINERAL PROPERTY COSTS - The Company has been in the exploration stage since its inception on September 26, 2006 and has not yet realized any revenues from its planned operations, being the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

NEW ACCOUNTING PRONOUNCEMENTS - In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS No. 155"), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133") and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 140"). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. We do not expect the adoption of SFAS 155 to have a material impact on the company's financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets ("SFAS No. 156"), which amends FASB Statement No. 140 ("SFAS No. 140"). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year after September 15, 2006. The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, FAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on the Company's financial position, results of operations or cash flows.

                              SAWADEE VENTURES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


2. PROPERTY AND EQUIPMENT

As of December 31, 2006, the Company does not own any property and/or equipment.

3. MINERAL PROPERTY

Effective December 31, 2006, the Company entered into a Mineral Property Purchase Agreement (the "Agreement") with Cazador Resources Ltd., a private British Columbia company, whereby the Company obtained an option to acquire a total of 3 mining claims covering approximately 1,836 acres located in the Vernon Mining District of British Columbia (the "Lavington Property").

Under the terms of the Agreement, the Company paid $4,000 upon execution and in order to maintain the option, is required to pay a further $5,000 on the first anniversary of the effective date and $6,000 on the second anniversary of the effective date. Upon completion of the required payments, which may be accelerated at the Company's option, the Company will own an undivided 100% interest in the Lavington Property subject to a 1.5% net smelter return owing to the vendor commencing upon commercial production being achieved.

Prior to completing the payments required under the Agreement, the Company has the right to conduct exploration and development activities on the property at its sole discretion and may, having provided notice to the vendor, terminate the Agreement and relieve itself from any obligations thereunder.

The cost of the mineral property option was initially capitalized. The Company has recognized an impairment loss of $4,000, as it has not yet been determined whether there are proven or probable reserves on the property.

4. STOCKHOLDER'S EQUITY

The Company has 75,000,000 shares authorized with a par value of $0.001 per share.

A total of 18,000,000 shares of the Company's common stock were issued to the sole director of the Company pursuant to a stock subscription agreement at $0.001 per share for total proceeds of $18,000.

5. RELATED PARTY TRANSACTIONS

Douglas Ford, the sole officer and director of the Company will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 prospectus offering.

                              SAWADEE VENTURES INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


5. RELATED PARTY TRANSACTIONS (continued)

As of December 31, 2006 there are no other related party transactions between the Company and any officers other than those mentioned above.

6. STOCK OPTIONS

As of December 31, 2006, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7. LITIGATION

As of December 31, 2006, the Company is not aware of any current or pending litigation which may affect the Company's operations.

8. SUBSEQUENT EVENTS

The Company expects to file an SB-2 registration statement on January 31, 2007 with the Securities and Exchange Commission in order to raise an aggregate amount of $36,000 from the sale of 18,000,000 common shares at $0.002 per share.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sawadee Ventures' By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Sawadee Ventures, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    4
     Accounting fees and expenses                                 $2,000
     Legal fees                                                   $1,500
     Preparation and EDGAR conversion fees                        $1,100
     Transfer Agent fees                                          $  900
     Printing                                                     $  496
                                                                  ------
     Total                                                        $6,000
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 26, 2006, a total of 18,000,000 shares of Common Stock were issued in exchange for $18,000 US, or $.001 per share. These securities were issued to the officer and director of the company.

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
                                    EXHIBITS


Exhibit 3.1   Articles of Incorporation *
Exhibit 3.2   Bylaws *
Exhibit 5     Opinion re: Legality *
Exhibit 10    Mineral Property Purchase Agreement *
Exhibit 23.1  Consent of counsel (See Exhibit 5) *
Exhibit 23.2  Consent of independent auditor *
Exhibit 23.3  Consent of professional geologist (See Appendix 1 of
              Exhibit 99.2) *
Exhibit 99.1  Subscription Agreement *
Exhibit 99.2  Geology Report *

----------
* Previously filed with the Company's Registration Statement on Form SB-2, Registration No. 333-140445, filed on February 5, 2007


                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii)Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the

     Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of North Vancouver BC, on February 22, 2007.
                                              Sawadee Ventures, Inc.


                                                 /s/ Douglas E. Ford
                                                 -------------------------------
                                              By: Douglas E. Ford
                                                  (Sole Director, Sole Officer,
                                                  Sole Shareholder)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Douglas E. Ford                                            February 22, 2007
-------------------------------------                          ----------------
Douglas E. Ford, President                                          Date
(Sole Director, Sole Officer,
Sole Shareholder)


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